UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

MEDCAREERS GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

758 E Bethel School Road, Coppell, Texas	75019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 393-5892

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 18, 2018, MedCareers Group Inc .  (the “Company” or “MCGI”) announced that, effective June 14, 2018, it entered into a Binding Letter of Intent (“Binding LOI”), with  The 4 Less Corp., a corporation duly formed under the laws of the State of Nevada, (“4Less”) (collectively the “Parties”), setting forth the principal terms pursuant to which the Company will acquire all of the issued and outstanding shares of common stock in 4Less  representing 100% ownership in 4Less (“4Less Shares”), held by Christopher Davenport, 4Less CEO (“CD”), Sergio (“SR”) (“CD” and “SS” referred to a the Shareholders) (the “Transaction”).

The Binding LOI sets forth the terms of the Transaction as follows:

1.

Subject to MCGI declaring itself satisfied with its due diligence of 4LESS within 60 days of the execution of this Binding LOI, the Parties agree to enter into a definitive agreement for the consummation and closing of the Transaction within 120 days of the execution of this Binding LOI.

2.	Such definitive agreement will incorporate the Parties’ understandings with respect to the terms of the closing of the Transaction, among other things, the following:

(i)	MCGI shall receive all of the 4Less Shares from the Shareholders as follows:

a.	MCGI shall receive all of the CD Shares from CD; and

b.	MCGI shall receive all of the SS Shares from SS.

(ii)	In exchange for the 4Less Shares, MCGI shall issue the following (“Payment Shares”):

a.	CD shall receive:

i.	17,100 shares of its Series B Preferred Stock;

ii.	6,075 shares of its Series C Preferred Stock; and

iii.	675 shares of its Series Series D Preferred Stock.

b.	SS shall receive:

i.	1,900 shares of its Series B Preferred Stock;

ii.	675 shares of its Series C Preferred Stock; and

iii.	75 shares of its Series D Preferred Stock.

(iii)	In addition, MCGI shall pay an amount equal to $150,000 USD) to 4LESS, within 15 days of the execution of this Binding LOI (“Cash Payment”).

(iv)

In addition to the foregoing and as a condition to the closing of the Transaction, Timothy Armes, CEO of MCGI, agrees, at the time of execution of the definitive agreement, to return for cancellation 60,000,000 shares of common stock of MCGI held by him, in exchange for which MCGI shall issue 120 shares of its Series D Preferred stock to Mr. Armes.

The above description of the Binding LOI is filed as Exhibit 10.1 hereto and is incorporated in its entirety herein by this reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On June 8, 2018, the Company, after having obtained requisite shareholder approval, filed amendments to its Certificate of Designation with the Secretary of State of Nevada, increasing the authorized share capital and modifying certain rights and preferences of its Series B Preferred Stock and of its Series C Preferred Stock respectively.

The above description of the amendment to the Company’s Certificates of Designation is filed as Exhibit 3.1 hereto and is incorporated herein in its entirety by this reference.

On June 8, 2018, the Company filed a Certificate of Designation for its Series D Preferred Stock with the Secretary of State of Nevada designating 870 shares of its authorized preferred stock as Series D Preferred Stock (“Series D”). The shares of Series D shall have a par value of $0.001 per share. The shares of Series D do not have any dividend rights, voting rights or pre-emptive rights and are redeemable by either the Company or the Holder at an amount of $1,000 per share.

The above description of the Company’s Certificates of Designation is filed as Exhibit 3.2 hereto and is incorporated herein in its entirety by this reference.

On June 13, 2018, the Company, after having obtained requisite shareholder approval, filed amendments to its Certificate of Designation with the Secretary of State of Nevada, increasing the authorized share capital and modifying certain rights and preferences of its Series A Preferred Stock.

The above description of the amendment to the Company’s Certificates of Designation is filed as Exhibit 3.3 hereto and is incorporated herein in its entirety by this reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

To the extent required by Item 5.03 of Form 8-K, the information provided in response to Item 3.03 of this report is incorporated by reference into this Item 5.03.

ITEM 8.01 OTHER EVENTS

On June 18, 2018 the Company issued a press release announcing the execution of the Binding Letter of Intent, which is filed as an exhibit hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

3.1	Amendments to Certificates of Designation of Series B Preferred Stock and of Series C Preferred Stock.

3.2	Designation of Series D Preferred Stock.

3.3	Amendment to Certificate of Designation of Series A Preferred Stock.

10.1	Binding Letter of Intent, dated June 14, 2018 by and between MedCareers Group Inc. Timothy Armes, The 4 Less Corp., Christopher Davenport and Sergio Salzano.

99.1	Press release dated June 18, 2018, of MedCareers Group Inc., announcing the execution of the Binding Letter of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 18, 2018	MedCareers Group Inc.

	By:	/s/ Timothy Armes
Timothy Armes
Chief Executive Officer